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                                                                    Exhibit 99.3

                                LETTER AGREEMENT


April 24, 2003

VIA FACSIMILE

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:     AirNet Communications Corporation

Dear Mr. Igoe:

With reference to our letter to you dated January 20, 2003 (the "January 20 Letter") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. (the "Escrow Agreement"), we hereby agree to the extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to June 30, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the January 20 Letter or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Monday, June 30, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                                  Accepted and Agreed:

Mellon Ventures, L.P.                              Edwards & Angell, LLP
By: MVMA, L.P., its General Partner
By: MVMA, Inc., its General Partner

By: /s/ Paul D. Cohn                               By: /s/ John G. Igoe
    ----------------                                   -----------------
Name:   Paul D. Cohn                               Name:  John G. Igoe, P.A.
Title:  Partner                                    Title: Partner

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April 24, 2003

VIA FACSIMILE

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:     AirNet Communications Corporation

Dear Mr. Igoe:

With reference to our letter to you dated January 20, 2003 (the "January 20 Letter") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. (the "Escrow Agreement"), we hereby agree to the extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to June 30, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the January 20 Letter or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Monday, June 30, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                                  Accepted and Agreed:

SCP Private Equity Partners II, L.P.               Edwards & Angell, LLP
By: SCP Private Equity II General Partner, L.P.
By: SCP Private Equity II, LLC

By: /s/ James W. Brown                             By: /s/ John G. Igoe
    ------------------                                 -----------------
Name:   James W. Brown                             Name:  John G. Igoe, P.A.
Title:  a manager                                  Title: Partner

April 24, 2003

VIA FACSIMILE

John G. Igoe, Esq.
Edwards & Angell, LLP
One North Clematis Street, Suite 400
West Palm Beach, Florida 33401

Re:     AirNet Communications Corporation

Dear Mr. Igoe:

With reference to our letter to you dated January 20, 2003 (the "January 20 Letter") and the Escrow Agreement dated January 20, 2003 by and among AirNet Communications Corporation, Tandem PCS Investments, L.P., SCP Private Equity Partners II, L.P. ("SCP") and Mellon Ventures, L.P. (the "Escrow Agreement"), we hereby agree to the extension of the Escrow Period (as defined in the Escrow Agreement) in connection with the proposed financing by TECORE, Inc. and SCP (the "Proposed Transaction") to June 30, 2003.

Accordingly, notwithstanding any provision to the contrary set forth in the January 20 Letter or in the Escrow Agreement, if the Proposed Transaction has not closed by 5:00 p.m. EST, Monday, June 30, 2003, you are hereby instructed to immediately return the Escrowed Documents to the undersigned.

Please signify your acceptance of, and agreement with, the foregoing extension of the Escrow Period by signing below.

Very truly yours,                           Accepted and Agreed:

Tandem PCS Investments, L.P.                Edwards & Angell, LLP

By: Life Cycles Holding Co.

By: /s/ Yvan Deschamps                      By: /s/ John G. Igoe
    ------------------                          -------------------------
Name:   Yvan Deschamps                      Name:  John G. Igoe, P.A.
Title:  Manager                             Title: Partner

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                          AMENDMENT TO ESCROW AGREEMENT


        This Amendment to Escrow Agreement (the "Amendment") is entered into on April 24, 2003, by and among AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), TANDEM PCS INVESTMENTS, L.P., a limited partnership ("Tandem"), SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP"), and MELLON VENTURES, L.P., a Delaware limited partnership ("Mellon" and collectively with Tandem and SCP, the "Holders" and individually, a "Holder"), and EDWARDS & ANGELL, LLP, as escrow agent (the "Escrow Agent").

        Capitalized terms not defined herein shall have the meanings ascribed to them in the Escrow Agreement dated January 20, 2003 by and among the Company and Holders (the "Escrow Agreement").

                                    RECITALS

A. Pursuant to the Escrow Agreement, as supplemented by a letter from the Escrow Agent to the Holders dated February 4, 2003, each Holder delivered the Escrowed Documents to the Escrow Agent and the Escrow Agent is holding such Escrowed Documents in escrow under the terms of the Escrow Agreement.

B. Each Holder has provided a letter (the "Escrow Letter") to the Escrow Agent, dated the date hereof, notifying the Escrow Agent of its agreement to the extension of the Escrow Period from April 30, 2003 to Monday, June 30, 2003.

C. Pursuant to such Escrow Letter, the Company and the Holders have agreed to amend the Escrow Agreement to extend the Escrow Period to June 30, 2003 and to clarify certain provisions regarding delivery of the Escrowed Documents.

                                    AGREEMENT

        In consideration of the premises and the mutual agreements and covenants herein contained and in order to carry out the escrow arrangement contemplated by the Escrow Agreement, the parties hereby agree as follows:

1. Section 2 of the Escrow Agreement is amended in its entirety to read as follows:

        "2.     Release of Escrowed Documents. The Escrowed Documents shall remain in escrow until the earlier to occur of (a) receipt by the Escrow Agent of written notice ("Closing Notice") signed by the Company of the closing of a contemplated corporate financing of at least U.S. $16,000,000 by TECORE, Inc. and SCP, or affiliates thereof; or (b) by 5:00 p.m. EST, Monday, June 30, 2003 (the "Escrow Period")."

2. Section 3 of the Escrow Agreement is amended in its entirety to read as follows:

        "3.     Delivery of Escrowed Documents. If the Escrow Agent receives a
        Closing Notice signed by the Company, the Escrow Agent shall promptly release the Escrowed

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        Documents to the Company. If the Escrow Agent does not receive such
        Closing Notice during the Escrow Period, the Escrow Agent shall promptly after the end of the Escrow Period return the Escrowed Documents to the respective Holders."

3. Except as provided in this Amendment, all of the terms of the Escrow Agreement remain in full force and effect.

4. This Amendment shall be deemed to be made under, and shall be construed in accordance with, the laws of the State of Delaware.

5. This Amendment will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6. This Amendment may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


                        (SIGNATURES APPEAR ON NEXT PAGE.)

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
Escrow Agreement to be executed as a document under seal by their duly authorized officers as of the day and year first above written.

                        AIRNET COMMUNICATIONS CORPORATION


                        By:    /s/ Glenn A. Ehley
                               --------------------------------
                               Glenn A. Ehley, President and CEO


                        TANDEM PCS INVESTMENTS, L.P.

                        By: Life Cycles Holding Co.

                        By:    /s/ Yvan Deschamps
                               ------------------------------------
                               Yvan Deschamps, Manager


                        SCP PRIVATE EQUITY PARTNERS II, L.P.
                        By: SCP Private Equity II General Partner, L.P.
                        By: SCP Private Equity II, LLC

                        By:    /s/ James W. Brown
                               -----------------------------
                               James W. Brown, a manager

                        MELLON VENTURES, L.P.
                        By: MVMA, L.P., its General Partner
                        By: MVMA, Inc., its General Partner


                        By:    /s/ Paul D. Cohn
                               -----------------------------
                               Paul D. Cohn, Partner


                        EDWARDS & ANGELL, LLP


                        By:    /s/ John G. Igoe
                               ----------------------------
                               John G. Igoe, P.A., Partner